Exhibit 4.9

Execution Copy

SPARE PARTS SECURITY AGREEMENT

Dated as of October 28, 2020

Between

UNITED AIRLINES, INC.,

the Owner,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

not in its individual capacity,

except as expressly stated herein,

but solely as Mortgagee,

the Mortgagee

 SPARE PARTS SECURITY AGREEMENT

This SPARE PARTS SECURITY AGREEMENT, dated as of October 28, 2020 (this “Agreement”), between UNITED AIRLINES, INC., a Delaware corporation (the “Owner”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee hereunder (together, with its successors and permitted assigns hereunder, the “Mortgagee”).

W I T N E S S E T H

WHEREAS, the Owner and the Mortgagee are parties to the Trust Indenture and Mortgage, dated as of October 28, 2020 (the “Trust Indenture”), which, among other things, provides for the Owner to issue the Equipment Notes to the Note Holders;

WHEREAS, the parties hereto desire by this Agreement to provide for the assignment, mortgage and pledge by the Owner to the Mortgagee of all of the Owner’s right, title and interest in and to the Pledged Spare Parts and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, as security for, among other things, the Owner’s obligations to the Note Holders and the Indenture Indemnitees;

WHEREAS, Schedule I to this Agreement specifically describes the locations at which the Spare Parts and Appliances covered by the security interest of this Agreement may be maintained by or on behalf of the Owner, and Section 2.03 of this Agreement and Section 4.1 of the Collateral Maintenance Annex provides for the designation of additional locations pursuant to Location Supplements; and

WHEREAS, all things necessary to make this Agreement the valid, binding and legal obligation of the Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

GRANTING CLAUSE

NOW, THEREFORE, THIS AGREEMENT WITNESSETH, that, in order to secure the payment and the performance of the Secured Obligations from time to time outstanding and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein, in the Trust Indenture, the Equipment Notes and each of the other Operative Agreements for the benefit of the Note Holders and each Indenture Indemnitee, and in consideration of the premises and of the covenants contained herein, the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors in trust and assigns, for the security and benefit of, each of the Note Holders and the Indenture Indemnitees, a first priority security interest in and mortgage lien on all right, title and interest of the Owner in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Agreement by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Spare Parts Collateral”; provided that, without limiting the Granting Clause below, Cash Collateral shall not constitute Spare Parts Collateral), to wit:

(1)            All Spare Parts and Appliances first placed in service after October 22, 1994 and currently owned or hereafter acquired by the Owner that are appropriate for incorporation in, installation on, attachment or appurtenance to, or use in, (a) one or more models of Spare Parts Aircraft operated by the Owner or any of its Subsidiaries; (b) any Spare Parts Engine utilized on any such Spare Parts Aircraft or; (c) any other Qualified Spare Part (collectively, “Qualified Spare Parts”), provided, that the following shall be excluded from the Lien of this Agreement: (v) any Ineligible Spare Parts that have been released pursuant to Section 5.4 of the Collateral Maintenance Annex; (w) any Spare Part or Appliance so long as it is incorporated in, installed on, attached or appurtenant to, or being used in a Spare Parts Aircraft, Spare Parts Engine or Qualified Spare Part that is so incorporated, installed, attached, appurtenant or being used; (x) any Spare Part or Appliance that has been incorporated in, installed on, attached or appurtenant to, or used in a Spare Parts Aircraft, Spare Parts Engine or Qualified Spare Part that has been so incorporated, installed, attached, appurtenant or used, for so long after its removal from such Spare Parts Aircraft or Spare Parts Engine as it remains owned by a lessor or conditional seller of, or subject to a Lien applicable to, such Spare Parts Aircraft or Spare Parts Engine; (y) the Excluded Spare Parts; and (z) any Spare Part or Appliance leased to, loaned to, or held on consignment by, the Owner (such Qualified Spare Parts and Appliances, giving effect to such exclusions, the “Pledged Spare Parts”);

(2)            The rights of the Owner under any warranty or indemnity, express or implied, regarding title, materials, workmanship, design or patent infringement or related matters in respect of the Pledged Spare Parts;

(3)            To the extent not constituting Cash Collateral, all proceeds with respect to the sale or other disposition by the Mortgagee of any Pledged Spare Part or other Collateral pursuant to the terms of this Agreement or the Trust Indenture, and all insurance proceeds with respect to any Pledged Spare Part, but excluding any insurance maintained by the Owner and not required under Section 2.05;

(4)            To the extent not constituting Cash Collateral, all rents, revenues and other proceeds collected by the Mortgagee pursuant to Section 5.03(b) of the Trust Indenture and corresponding to Pledged Spare Parts and all monies and securities from time to time deposited or required to be deposited with the Mortgagee by or for the account of the Owner pursuant to any terms of this Agreement or the Trust Indenture held or required to be held by the Mortgagee hereunder, with respect to Pledged Spare Parts;

(5)            All repair, maintenance and inventory records, logs, manuals and all other documents and materials similar thereto (including, without limitation, any such records, logs, manuals, documents and materials that are computer print-outs) at any time maintained, created or used by the Owner, and all records, logs, documents and other materials required at any time to be maintained by the Owner pursuant to the FAA or under the Act, in each case with respect to any of the Pledged Spare Parts (the “Spare Parts Documents”); and

(6)            All proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Mortgagee shall not take or cause to be taken any action contrary to the Owner’s right hereunder to quiet enjoyment of the Pledged Spare Parts, and to possess, use, retain and control the Pledged Spare Parts and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Mortgagee, with respect to the warranties and indemnities referred to in clause (2) above, to exercise in the Owner’s name all rights and powers (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Owner’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity; and provided, further, that, notwithstanding the occurrence or continuation of an Event of Default, the Mortgagee shall not enter into any amendment of any such warranty or indemnity which would increase the obligations of the Owner thereunder.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 of the Trust Indenture and Article II hereof, without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in clauses (1) through (6) inclusive above, subject to the terms and provisions set forth in this Agreement.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under each Pledged Spare Parts Agreement to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Mortgagee, the Note Holders and the Indenture Indemnitees shall have no obligation or liability under any Pledged Spare Parts Agreement by reason of or arising out of the assignment hereunder, nor shall the Mortgagee, the Note Holders or the Indenture Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Pledged Spare Parts Agreements, or, except as herein expressly provided, to make any payment, or make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Owner does hereby constitute the Mortgagee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Pledged Spare Parts Agreements, and all other property which now or hereafter constitutes part of the Spare Parts Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises; provided, that the Mortgagee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

The Owner agrees that at any time and from time to time, upon the written request of the Mortgagee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Mortgagee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

Article I

DEFINITIONS

Capitalized terms used but not defined in this Agreement shall have the respective meanings set forth or incorporated by reference in Annex A to the Trust Indenture.

Article II

COVENANTS

SECTION 2.01.      Liens.

The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Spare Parts Collateral, title to any of the foregoing or any interest of the Owner therein, except Permitted Liens. The Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than a Permitted Lien arising at any time.

SECTION 2.02.      Maintenance.

The Owner, at its own cost and expense:

(a)            shall maintain, or cause to be maintained, at all times the Pledged Spare Parts in accordance with all applicable Laws issued by any Government Entity having jurisdiction over the Owner or any such Pledged Spare Parts, including making any modifications, alterations, replacements and additions necessary therefor, and shall utilize, or cause to be utilized, the same manner and standard of maintenance with respect to each model of Spare Part or Appliance included in the Pledged Spare Parts as is utilized for such model of Spare Part or Appliance owned by the Owner and not included in the Pledged Spare Parts;

(b)            shall maintain, or cause to be maintained, all records, logs and other materials required by the FAA or under the Act to be maintained in respect of the Pledged Spare Parts and shall not modify its record retention procedures in respect of the Pledged Spare Parts if such modification would materially diminish the value of the Pledged Spare Parts, taken as a whole;

(c)            shall maintain, or cause to be maintained, the Pledged Spare Parts in good working order and condition and shall perform all maintenance thereon necessary for that purpose, excluding (i) Pledged Spare Parts that have become worn out or unfit for use and not reasonably repairable or become obsolete, (ii) Pledged Spare Parts that are not required for the Owner’s normal operations and (iii) Expendables that have been consumed or used in the Owner’s operations; and

(d)            shall maintain, or cause to be maintained, all Spare Parts Documents in respect of the Pledged Spare Parts in the English language.

SECTION 2.03.     Use, Designated Location and Possession.

(a)            Subject to the terms of the Collateral Maintenance Annex, the Owner shall have the right, at any time and from time to time at its own cost and expense, without any release from or consent by the Mortgagee, to deal with the Pledged Spare Parts in any manner consistent with the Owner’s ordinary course of business, including without limitation any of the following:

(i)            to incorporate in, install on, attach or make appurtenant to, or use in, any Spare Parts Aircraft, Spare Parts Engine or Qualified Spare Part leased to or owned by the Owner (whether or not subject to any Lien) any Pledged Spare Part, free from the Lien of this Agreement;

(ii)           to dismantle (if applicable), and otherwise sell or dispose of (including by way of a consignment or similar arrangement), any Pledged Spare Part (or any salvage resulting from such dismantling of any such Pledged Spare Part) that has become worn out or obsolete or unfit for use (including as a result of any Qualified Spare Part having become a Pledged Spare Part as a result of the dismantling of an airframe or engine that has become worn out or obsolete or unfit for use by Owner, in connection with the part-out disposition of such airframe and engine including such Qualified Spare Part), in each case free from the Lien of this Agreement; and

(iii)           to transfer any or all of the Pledged Spare Parts located at one or more Designated Locations to one or more other Designated Locations or to one or more locations which are not Designated Locations.

(b)            If and whenever the Owner shall wish to add a location as a Designated Location, the Owner will comply with Section 4.5 of the Collateral Maintenance Annex.

(c)            Without the prior consent of the Mortgagee, the Owner will not sell, lease or otherwise in any manner deliver, transfer or relinquish possession of any Pledged Spare Part to anyone other than the grant of the security interest to the Mortgagee pursuant to this Agreement, except as permitted by the provisions of this Agreement (including, without limitation, Section 2.03(a) (permitting any such action conducted in the ordinary course of business) and/or the Collateral Maintenance Annex) and except that the Owner shall have the right, in the ordinary course of business, (i) to transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications or to any Person for the purpose of transport to any of the foregoing or (ii) to subject any Pledged Spare Part to a pooling, exchange, borrowing or maintenance servicing agreement or arrangement customary in the airline industry and entered into by the Owner in the ordinary course of its business; provided, however, that if the Owner’s title to any such Pledged Spare Part shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be a disposition with respect to such Pledged Spare Part.

SECTION 2.04.      Evidence of Transfer.

No purchaser in good faith of property purporting to be transferred pursuant to Section 2.03(a) shall be bound to ascertain or inquire into the authority of the Owner to make any such transfer, free and clear of the Lien of this Agreement. Any instrument of transfer executed by the Owner under Section 2.03(a) shall be sufficient for the purposes of this Agreement and shall constitute a good and valid release, assignment and transfer of the property therein described free from the Lien of this Agreement.

SECTION 2.05.      Insurance.

(a)            Owner’s Obligation to Insure. The Owner shall comply with, or cause to be complied with, each of the provisions of Annex A, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b)            Insurance for Own Account. Nothing in this Section 2.05 shall limit or prohibit (a) the Owner from maintaining the policies of insurance required under Annex A with higher limits than those specified in Annex A, or (b) Mortgagee or any Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Owner pursuant to this Section 2.05 and Annex A.

(c)            Indemnification by Government in Lieu of Insurance. The Mortgagee agrees to accept, in lieu of insurance against any risk with respect to any Pledged Spare Part described in Annex A, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Mortgagee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that the Owner (or any Permitted Lessee) may continue to maintain, in accordance with this Section 2.05.

(d)            Application of Insurance Proceeds.

(i)            Subject to Section 2.05(e) below, as between the Owner and the Mortgagee, all insurance proceeds up to the Minimum Insurance Amount paid under policies required to be maintained by the Owner pursuant to this Agreement as a result of the occurrence of an Event of Loss with respect to any Pledged Spare Parts involving proceeds in excess of the Threshold Amount will be paid to the Mortgagee. At any time or from time to time after the receipt by the Mortgagee of insurance proceeds, upon submission to the Mortgagee of an Officer’s Certificate stating that the Owner has after the occurrence of such Event of Loss purchased (or will purchase) additional Qualified Spare Parts that are located at or have been shipped by vendor(s) to a Designated Location, and stating the aggregate purchase price for such additional Qualified Spare Parts, the Mortgagee shall pay the amount of such purchase price, up to the amount of such insurance proceeds not previously disbursed pursuant to this sentence or otherwise distributed under this Agreement or the Intercreditor Agreement, to the Owner or its designee.

(ii)            All proceeds of insurance required to be maintained by the Owner in accordance with this Agreement in respect of any property damage or loss involving proceeds of the Threshold Amount or less or not constituting an Event of Loss with respect to any Pledged Spare Parts and insurance proceeds in excess of the Minimum Insurance Amount shall be paid over to, and retained by, the Owner.

(iii)            If either the Mortgagee or the Owner receives a payment of such insurance proceeds in excess of its entitlement pursuant to this Agreement, it shall promptly pay such excess to the other.

(e)            Additional Disbursements to Owner. Notwithstanding anything to the contrary in Section 2.05(d) above, Annex A hereto or in the Collateral Maintenance Annex, if Owner has delivered to Mortgagee an Officer’s Certificate of Owner with calculations demonstrating that as of such date no Collateral Trigger Event exists, or after giving effect to disbursement of insurance proceeds being requested by Owner hereunder, will occur (as determined on a pro forma basis on the basis of the most recent Appraisal), then any such insurance proceeds with respect to Pledged Spare Parts will be paid over, and retained by, Owner (and not paid over to Mortgagee).

(f)            Application of Payments During Existence of a Special Default or Event of Default. Any amount described in this Section 2.05 that is payable or creditable to, or retainable by, the Owner shall not be paid or credited to, or retained by, the Owner if at the time such payment, credit or retention would otherwise occur a Special Default or Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to the Mortgagee as security for the obligations of the Owner under this Agreement and shall be invested pursuant to Section 6.06 of the Trust Indenture. At such time as there shall not be continuing any Special Default or Event of Default, such amount and any gains thereon shall be paid to the Owner to the extent not previously applied in accordance with this Agreement.

Article III

THE MORTGAGEE

For all purposes under this Agreement, the appointment, removal and resignation of the Mortgagee, as well as certain obligations, duties, rights and protections of the Mortgagee, shall be set forth in, and be subject to the terms and conditions of, the Trust Indenture.

Article IV

MISCELLANEOUS

SECTION 4.01.      Termination of Spare Parts Security Agreement.

Upon (or at any time after) payment in full of the Original Amount of, the Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Indenture Indemnitees, the Note Holders and the Mortgagee hereunder or under the Trust Indenture, the Note Purchase Agreement or any other Operative Agreement, the Owner shall direct the Mortgagee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Pledged Spare Parts and all other Spare Parts Collateral from the Lien of this Agreement and the Mortgagee shall execute and deliver such instrument as aforesaid; provided, that this Agreement and the Lien created hereby shall earlier terminate and this Agreement shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Spare Parts Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Spare Parts Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

SECTION 4.02.      No Legal Title to Spare Parts Collateral in Note Holders.

No holder of an Equipment Note shall have legal title to any part of the Spare Parts Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Note Holder in and to the Spare Parts Collateral or hereunder shall operate to terminate this Agreement or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Spare Parts Collateral.

SECTION 4.03.      Sale of Spare Parts Collateral by Mortgagee Is Binding.

Any sale or other conveyance of the Spare Parts Collateral, or any part thereof (including any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Agreement and the Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Owner and such holders in and to such Spare Parts Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

SECTION 4.04.      Benefit of the Owner, Mortgagee, Note Holders and the other Indenture Indemnitees.

Nothing in this Agreement or any other Security Agreement, whether express or implied, shall be construed to give any person other than the Owner, the Mortgagee, the Note Holders and the other Indenture Indemnitees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any other Security Agreement.

SECTION 4.05.      Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, by facsimile or by email, and (i) if to the Owner, addressed to it at 233 S. Wacker Drive, Chicago, Illinois 60606, Attention: Treasurer, facsimile number (872) 825-0316, Email: pam.hendry@united.com (ii) if to Mortgagee, addressed to it at its office at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, facsimile number (302) 636-4140, Email: chad.may@wilmingtontrust.com, or (iii) if to any Note Holder or any Indenture Indemnitee, addressed to such party at such address as such party shall have furnished by notice to the Owner and the Mortgagee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule I to the Note Purchase Agreement or in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner, the Mortgagee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

SECTION 4.06.      Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 4.07.      No Oral Modification or Continuing Waivers.

No term or provision of this Agreement or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Mortgagee, in compliance with Section 4.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

SECTION 4.08.      Successors and Assigns.

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Agreement and all provisions of the Operative Agreements applicable to a Note Holder.

SECTION 4.09.      Headings.

The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 4.10.      Normal Commercial Relations.

Anything contained in this Agreement to the contrary notwithstanding, Mortgagee may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Owner, fully to the same extent as if this Agreement were not in effect, including without limitation the making of loans or other extensions of credit to the Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

SECTION 4.11.      Governing Law; Counterpart Form.

THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK. This Agreement may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.12.      Bankruptcy.

It is the intention of the parties that the Mortgagee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Pledged Spare Parts and to enforce any of its other rights or remedies as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which the Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

SECTION 4.13.      Subject to Trust Indenture.

Notwithstanding anything herein to the contrary, (i) the Liens granted to the Mortgagee pursuant to this Agreement are expressly subject to the terms and conditions of the Trust Indenture and (ii) the exercise of any right or remedy by the Mortgagee hereunder is subject to the terms and conditions of the Trust Indenture. In the event of any conflict between the terms of the Trust Indenture and terms of this Agreement, the terms of the Trust Indenture shall govern and control.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

UNITED AIRLINES, INC.

By:	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
	Title:	Vice President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By:	/s/ Chad May
	Name:	Chad May
	Title:	Vice President

ANNEX A
TO
SPARE PARTS SECURITY AGREEMENT

ANNEX A

INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to Trust Indenture.

A.	Liability Insurance

The Owner will carry or cause to be carried at all times, at no expense to any Additional Insured, third party liability insurance with respect to the Pledged Spare Parts, which is (i) of an amount and scope as may be customarily maintained by the Owner for equipment similar to the Pledged Spare Parts and (ii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as “Approved Insurers”).

B.	Property Insurance

The Owner will carry or cause to be carried at all times, at no expense to any Additional Insured, with Approved Insurers insurance covering physical damage to the Pledged Spare Parts providing for the reimbursement of the actual expenditure incurred in repairing or replacing any damaged or destroyed Pledged Spare Part or, if not repaired or replaced, for the payment of the amount it would cost to repair or replace such Pledged Spare Part, on the date of loss, with proper deduction for obsolescence and physical depreciation.

Any policies of insurance carried in accordance with this Section B covering the Pledged Spare Parts and any policies taken out in substitution or replacement for any such policies shall provide that (A) all insurance proceeds up to the applicable Minimum Insurance Amount paid under such policies as a result of the occurrence of an Event of Loss with respect to any Pledged Spare Parts involving proceeds in excess of the Threshold Amount will be paid to the Mortgagee, it being agreed that the Mortgagee shall pay the amount of such proceeds to the Owner or its order to the extent required under Section 2.05(d) or (e) of the Spare Parts Security Agreement, and (B) the entire amount of any insurance proceeds not involving an Event of Loss with respect to any Pledged Spare Parts or involving proceeds of the Threshold Amount or less and the amount of insurance proceeds in excess of the applicable Minimum Insurance Amount shall be paid to the Owner or its order; provided, that if a Special Default or Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Mortgagee, the amount of any proceeds of any loss with respect to the Pledged Spare Parts shall be paid to the Mortgagee.

All losses will be adjusted by Owner with the insurers; provided, however, that during a period when an Event of Default shall have occurred and be continuing, Owner shall not agree to any such adjustment without the consent of the Mortgagee (such consent not to be unreasonably withheld or delayed).

Annex A - 1

C.	General Provisions

Any policies of insurance carried in accordance with Sections A and B, including any policies taken out in substitution or replacement for such policies:

(i)            in the case of Section A, shall name each Additional Insured as an additional insured, as their respective interests may appear;

(ii)            in the case of Section A, shall provide that, in respect of the coverage of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Owner (or any Permitted Lessee) or any other Person (including, without limitation, use of the Pledged Spare Parts for illegal purposes) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Owner (or any Permitted Lessee); provided that the Additional Insured so protected has not caused, contributed to or knowingly condoned said act or omission. However, the coverage afforded the Additional Insured will not apply in the event of exhaustion of policy limits or to losses or claims arising from perils specifically excluded from coverage under the policies;

(iii)            shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for 30 days (10 days for nonpayment of premiums) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

(iv)            shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;

(v)            shall waive any right of subrogation against any Additional Insured;

(vi)            in the case of Section A, shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

(vii)            in the case of Section A, shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder; and

(viii)            shall provide that none of the Additional Insureds shall be liable for any insurance premium.

Annex A - 2

D.	Reports and Certificates; Other Information

On or prior to the Closing Date, and on or prior to each renewal date of the insurance policies required hereunder, the Owner will furnish or cause to be furnished to the Mortgagee insurance certificates describing in reasonable detail the insurance maintained by the Owner or any Permitted Lessee hereunder and a report, signed by the Owner’s regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that such insurance (a) is in full force and effect on the Pledged Spare Parts and (b) complies with the terms of this Annex A. The Owner will request the Insurance Broker to agree to advise the Mortgagee in writing of any default in the payment of any premium of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Pledged Spare Parts or cause the cancellation, termination or interruption of such insurance (and, if the Insurance Broker does not so agreed, the Owner shall advise the Mortgagee in writing of any such default in payment).

E.	Right to Pay Premiums

None of the Mortgagee and the other Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, the Mortgagee shall have the option, in its sole discretion, to pay any such premium in respect of the Pledged Spare Parts that is due in respect of the coverage pursuant to the Spare Parts Security Agreement and to maintain such coverage, as the the Mortgagee may require, until the scheduled expiry date of such insurance and, in such event, the Owner shall, upon demand, reimburse the Mortgagee for amounts so paid by it.

F.	Deductibles; Self-insurance

The Owner may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise in the insurance covering the risks required to be insured against pursuant to this Annex A in such amounts as shall be consistent with normal industry practice.

G.	Salvage Rights; Other

All salvage rights to Pledged Spare Parts shall remain with Owner’s insurers at all times, and any insurance policies of the Mortgagee insuring Pledged Spare Parts shall provide for a release to Owner of any and all salvage rights in and to any Pledged Spare Parts.

Annex A - 3

EXHIBIT A
TO
SPARE PARTS SECURITY AGREEMENT

LOCATION SUPPLEMENT

This LOCATION SUPPLEMENT NO. __, dated [______________ ___, ____] (herein called this “Supplement”) of UNITED AIRLINES, INC., as the Owner (the “Owner”).

W I T N E S S E T H:

WHEREAS, the Owner and Wilmington Trust, National Association, as Mortgagee (the “Mortgagee”), have heretofore executed and delivered a Spare Parts Security Agreement, dated as of October 28, 2020 (the “Security Agreement”), and terms defined in the Security Agreement and used herein have such defined meanings unless otherwise defined herein;

WHEREAS, the Security Agreement grants a Lien on, among other things, certain Spare Parts and Appliances to secure (subject to the provisions of the Security Agreement), among other things, the Owner’s obligations to the Note Holders and the Indenture Indemnitees;

WHEREAS, the Owner has previously designated the locations at which the Pledged Spare Parts may be maintained by or on behalf of the Owner in the Security Agreement [and in Supplement No. __];

WHEREAS, the Security Agreement [and the Supplements] has [have] been duly recorded with the Federal Aviation Administration at Oklahoma City, Oklahoma, pursuant to the Act on the following date as a document or conveyance bearing the following number:

	DATE OF RECORDING	DOCUMENT OR CONVEYANCE NO.
Security Agreement

WHEREAS, the Owner, as provided in the Security Agreement, is hereby executing and delivering to the Mortgagee this Supplement for the purposes of adding locations at which the Pledged Spare Parts may be maintained by or on behalf of the Owner; and

WHEREAS, all things necessary to make this Supplement the valid, binding and legal obligation of the Owner, including all proper corporate action on the part of the Owner, have been done and performed and have happened;

NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH, that the locations listed on Schedule 1 hereto shall be Designated Locations for purposes of the Security Agreement at which Pledged Spare Parts may be maintained by or on behalf of the Owner, and all Pledged Spare Parts at such Designated Locations shall be subjected to the Lien of the Security Agreement.

Exhibit A - 1

This Supplement shall be construed as supplemental to the Security Agreement and shall form a part thereof, and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

THIS SUPPLEMENT IS DELIVERED IN THE STATE OF NEW YORK. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Delivery of an executed counterpart of a signature page to this Supplement by email shall be effective as delivery of an original executed counterpart of this Supplement.

* * *

Exhibit A - 2

IN WITNESS WHEREOF, the Owner has caused this Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

UNITED AIRLINES, INC.

By:
Name:
Title:

Exhibit A - 3

SCHEDULE I
TO
SPARE PARTS SECURITY AGREEMENT

SCHEDULE I

Designated Locations

[Attached]

Schedule I - 1

WAREHOUSING
AIRPORT CODE STN_CD	STATIONS STN_NAME	ADDRESS STN_ADD1	STN_ADD2	STN_ADD3	STN_ADD4	STN_CITY	STN_STATE	STN_ZIP_CD
BOS	BOSJL Line Stores	Bldg. No. 93	10 Service Rd.	Boston Logan International Airport	Boston	MASSACHUSSETTS	02128	UNITED STATES
CLE	CLEVELAND HOPKINS INTL AP	5840 SOUTH CARGO ROAD	(null)	(null)	CLEVELAND	OHIO	44135	UNITED STATES
DEN	DENVER STORES DENJL AOG 1-847-700-9981	UNITED AIRLINES INC.	DENVER INTL AIRPORT	27300 EAST 99TH AVE.	DENVER	COLORADO	80249	UNITED STATES
EWR	NEWARK LIBERTY INTL AIRPORT AOG 1-847-700- 9981	United Airlines, Inc.	North Brewster Road	Building 101	NEWARK	NEW JERSEY	07114	UNITED STATES
EZE	EZEJL Stores Dept. CUIT 30-70749292-5	Ezeiza International Airport	(null)	(null)	Buenos Aires, CP 1053	-Select-	1802	ARGENTINA
GIG	GIGJL Stores Dept.	Aeroporto Internacional Do Rio De Janeiro	(Antonio Carlos Jobim) Terminal 2	ILHA Do Governador	Rio De Janeiro RJ	-Select-	21942-900	BRAZIL
GRU	GRUJL Stores Dept.	Aeroporto Internacional De Guarulhos	(null)	(null)	Sao Paulo	-Select-	07141-970	BRAZIL
GUM	Guam Stores AOG 1-847-700-9981	United Airlines, Inc.	Antonio B. Won Pat International Airport	173120 Mariner Ave.,	Barrigada	-Select-	96913	GUAM
HND	C/O UNITED AIRLINES - HNDJL	TERMINAL 3, TOKYO INTERNATIONAL AIRPORT	2-6-5 HANEDA-KUKO	OHTA-KU	TOKYO	(null)	144-0041	JAPAN
HNL	HNLJL - United Airlines	HNL Line Stores Below Gate 8	300 Rodgers Blvd.	Honolulu Intl Airport	Honolulu	HAWAII	96819	UNITED STATES
HOU	WILLIAM P. HOBBY AIRPORT	HANGAR #7	8401 TRAVELAIR	(null)	HOUSTON	TEXAS	77061	UNITED STATES
IAD	Stores Receiving AOG 847-700-9981	United Airlines, IADJL	Terminal C, Lower Level C-12	Washington Dulles Int’l Airport	Dulles	VIRGINIA	20166	UNITED STATES
IAH	STORES RECEIVING AOG 847-700-9981	UNITED AIRLINES, INC.	4849 WRIGHT RD, BUILDING B	INTERCONTINENTAL AIRPORT	HOUSTON	TEXAS	77032	UNITED STATES
ICN	ICNJX-Line Stores Dept	2851 Woonseo-Dong Joong-Gu	Incheon International Airport	(null)	Incheon	-Select-		SOUTH KOREA
LAS	LASJL Line Stores Dept	6055 Surrey St.	Suite 108	.	Las Vegas	NEVADA	89119	UNITED STATES
LAX	UNITED AIRLINES INC. AOG 1-847-700-9981	LOS ANGELES INTL AIRPORT	7300 WORLD WAY WEST	STORES/RECEIVING/SHIPPING	LOS ANGELES	CALIFORNIA	90045	UNITED STATES
LAX	LAXJG Stores Dept. AOG 1-847-700-9981	United Airlines, Inc.	6018 Avion Drive	Los Angeles International Airport	Los Angeles	CALIFORNIA	90045	UNITED STATES
LGA	LGAJL Stores	Building 85 Bowery Bay Blvd.	La Guardia International Airport	(null)	Flushing	NEW YORK	11371	UNITED STATES
LHR	c/o Kuehne & Nagel	Aircraft Spares LHRJL	T2B North Mid Field Pier, Terminal One	London Heathrow Int’l Airport	Hounslow TW6 1AP	-Select-		UNITED KINGDOM
MCO	ORLANDO STORES AOG 1-847-700-9981	UNITED AIRLIES, INC.	ORLANDO INTERNATIONAL AIRPORT	4121 CENTERPORT ST	ORLANDO	FLORIDA	32827	UNITED STATES
MEX	MEXJL Stores Receiving	Mexico City International Airport	Mexico Distrito Federa 15620	(null)	MEXICO CITY	-Select-	15620	MEXICO
NRT	NRTJL Line Stores Dept. CIK#3700150005378	NO. 3 SATELLITE, S32005	NARITA INTL AIRPORT	(null)	NARITA-SHI CHIBA	-Select-		JAPAN
ORD	ORDJL Stores AOG 847-700-9981	United Airlines Inc.	Service Center-Bldg 710	Ohare International Airport	Chicago	ILLINOIS	60666	UNITED STATES
PDX	UNITED AIRLINES-PDXJL	7710 NE AIRPORT WAY, DOOR 101	JL STOCKROOM (503) 335-7622Attn: Xingchen Zhuo, TE	(null)	Portland	OREGON	97218	UNITED STATES
PEK	Air China Import & Export Co. Ltd	Beijing Capitol Airport P.O. Box 6909 010	008610645300333325	USCI91110000X000036150	Beijing	-Select-		PEOPLES REPUBLIC OF CHINA
PHL	PHLJL Line Stores Dept.	Cargo City Bldg C4, Dock 11	Philadelphia International Airport	(null)	Philadelphia	PENNSYLVANIA	19153	UNITED STATES
PHX	STORES DEPT	3200 SKY HARBOR BLVD	TERMINAL 2		PHOENIX	Arizona	85034	UNITED STATES
PVG	China Eastern Aviation Import and Export Corp	Shanghai Eastern Public Bonded Warehouse	2nd Logistics Centre Area Number 104	UAL-PVGJX Attn: Wu Kan, TE; 008602122335045	Shanghai	-Select-		PEOPLES REPUBLIC OF CHINA
SAN	LINE MAINTENANCE	SAN DEIGO INTL AIRPORT	LINDBERGH FIELD, TERMINAL 2	3707 N. HARBOR DRIVE, STE 115	SAN DIEGO	CA	92101	UNITED STATES
SEA	United Airlines, Inc. SEAJL	2230 South 161st. Street	Seattle-Tacoma International Airport	(null)	Seattle	WASHINGTON	98158	UNITED STATES
SFO	SFOJJ Stores AOG 1-847-700-9981	United Airlines, Inc.	800 South Airport Blvd. Building 15 - SFOJJ,	San Francisco International ;	San Francisco	CALIFORNIA	94128	UNITED STATES
SFO	SFOJL Terminal Stockroom	585 McDonnell Rd	San Francisco International Airport	(null)	San Francisco	CALIFORNIA	94128	UNITED STATES
SYD	SYDJL Stores Dept.	International Terminal Building	Sydney Kingsford Smith Airport	New South Wales	Mascot	-Select-		AUSTRALIA
TPA	TPAJL	4001 Bessie Colman Blvd	Airside “A”	Tampa Int’l Airport	TAMPA	FLORIDA	33607	UNITED STATES
TPE	TPEJL Line Stores Dept CIK# 22000264	Taiwan Taoyuan International Airport	(null)	(null)	TAIPEI	-Select-		TAIWAN

Schedule I - 2

MAINTENANCE
AIRPORT CODE STN_CD	STATIONS STN_NAME	ADDRESS STN_ADD1	STN_ADD2	STN_ADD3	STN_ADD4	STN_CITY	STN_STATE	STN_ZIP_CD
ALBUQUERQUE	STATION MANAGER	PRIME FLIGHT / ABQKK	2200 SUNPORT BLVD. SE	.	ALBUQUERQUE	NEW MEXICO	87106	UNITED STATES
AUCKLAND	C/O AIR NEW ZEALAND MAINTENANCE STORES	10 LAURENCE STEVENS DRIVE	.	AUCKLAND INTERNATIONAL AIRPORT	AUCKLAND	-Select-	2022	NEW ZEALAND
AMARILLO	STATION MANAGER	AMARILLO INT’L AIRPORT	1801 AIRPORT BLVD	(null)	AMARILLO	TEXAS	79111	UNITED STATES
AMSTERDAM, NETHERLANDS	VCK Logistics Airfreight B.V.	Bellsingel 31	1119 NT	(null)		-Select-		NETHERLANDS
ANCHORAGE	UNITED AIRLINES INC.	ANCHORAGE INTERNATIONAL AIRPORT	.	.	ANCHORAGE	ALASKA	99519	UNITED STATES
ST. JOHNS	C/O WILMOTH JACOBS	V. C. BIRD INTERNATIONAL AIRPORT	.	(null)	COOLIDGE	-Select-		ANTIGUA AND BARBUDA
STOCKHOLM, SWEDEN	C/O SAS	GOODS RECEIVING DEPT.: STOJF	OSTRA HANGAR VAGEN GRIND 5	19587 STOCKHOLM ARLANDA ARPT	STOCKHOLM	XX	XX	SWEDEN
ATHENS, GREECE	c/o KLM Royal Dutch Airlines	Technical Department	Room 1/9.47 (01) Satellite Building,	El. Venizelos, Athens Intl. Airport.	Spata	-Select-		GREECE
ATLANTA	ATTN: LINE MAINTENANCE	7700 SPINE RD	ATLANTA HARTSFIELD - JACKSON AIRPORT		ATLANTA	GEORGIA	30320	UNITED STATES
ARUBA	AIRPORT BUSINESS MANAGER	SECOND FLOOR	REINA BEATRIX INTERNATIONAL AIRPORT	.	ORANJESTAD	-Select-		ARUBA
AUSTIN	LINE MAINTENANCE	3400 SPIRIT OF TEXAS DRIVE	SUITE 140	(null)	AUSTIN	TEXAS	78719	UNITED STATES
ASHVILLE	C/O Eric Scifres, General Manager, Skywest	61 Terminal Drive, Suite 6	Asheville Regional Airport	.	Fletcher	NORTH CAROLINA	28732	UNITED STATES
BARCELONA SPAIN	AVIATION LINE SERVICES, S.L.	TERMINAL T-1	ALMACEN 276	AEROPUERTO DEL PRAT	BARCELONA, 08820	XX		SPAIN
ST. GEORGE	ATTN: STATION MANAGER	FLOYD SMART	3 CAHOW WAY	L.F. WADE INTERNATIONAL AIRPORT	ST. GEORGE’S DD 03	-Select-		BERMUDA
BRADLEY	STATION MANAGER	BRADLEY INT’L AIRPORT	TERMINAL A	(null)	WINDSOR LOCKS	CONNECTICUT	06096	UNITED STATES
BANGOR	United Airlines	BANGOR INTERNATIONAL AIRPORT	138 MAINE AVENUE	(null)	BANGOR	MAINE	04401	UNITED STATES
BILLINGS	STATION MANAGER	LOGAN INT’L AIRPORT	(null)	(null)	BILLINGS	MONTANA	59105	UNITED STATES
BLOOMINGTON	C/O GOL LINHAS AéREAS	AEROPORTO INTENACIONAL	JUCELINO KUBITSCHEK	BRASILIA - DISTRITO FEDERAL	BRASILIA	XX		BRAZIL
NASHVILLE	AMERICAN AIRLINES	NASHVILLE INTERNATIONALAIRPORT	AAL MX, 1 TERMINAL ROAD	ATTN: DANNY MONNETTI	NASHVILLE	TENNESSEE	37214	UNITED STATES
BOGATA	Atten: Line Maintenance	Deposito Zona Inbound	.	Aeropuerto Intl. Eldorado	Bogota	-Select-		COLOMBIA
BOISE	STATION MANAGER	3201 AIRPORT WAY	(null)	(null)	BOISE	ID	83705	UNITED STATES
MUMBAI, INDIA	FAO BHARAT AVIATION	C/O EXPRESS KARGO fORWARDERS	128/129 ADRASH INDUST’L ESTATE	.SAHAR RD, CHAKALA, ANDHERI, (E)	MUMBAI	-Select-		INDIA
KRALENDIJK	C/O ROBERTO POURIER	KAYA KARINOSO 11	DUTCH CARIBBEAN	BONAIRE INTERNATIONAL AIRPORT	RINCON	-Select-		BONAIRE, SAINT EUSTATIUS AND SABA
AGUADILLA	ATTENTION STATION MANAGER	RAFAEL HERNANDEZ INTERNATIONAL AIRPORT	HANGER 405	(null)	AGUADILLA	PUERTO RICO	00604	UNITED STATES
BRUSSELS, BELGIUM	C/O DELTA AIRLINES, INC. MTC DEPT. 250	BRUSSELS AIRPORT	DEPARTURE HALL	1930 ZAVENTUM	BRUSSELS	-Select-		BELGIUM
BURLINGTON	STATION MANAGER	BURLINGTON INTL AIRPORT	(null)	(null)	S BURLINGTON	VT	05401	UNITED STATES
BUFFALO	STATION MANAGER	BUFFALO NUAGARA AIRPORT	(null)	(null)	BUFFALO	NEW YORK	14225	UNITED STATES
BURBANK	STATION MANAGER	HOLLYWOOD/BURBANK ARPT	2627 N HOLLYWOOD WAY	(null)	BURBANK	CALIFORNIA	91505	UNITED STATES
BALTIMORE	STATION MANAGER	BALTIMORE-WASHINGTON ARPT	(null)	(null)	BALTIMORE	MARYLAND	21240	UNITED STATES
BELIZE CITY, BELIZE	C/O GODFREY T. ECK	P.S.W. GOLDSON INT’L AIRPORT	LADYVILLE	.	BELIZE CITY	-Select-		BELIZE
BOZEMAN	STATION MANAGER	GALLATIN FIELD	(null)	(null)	BOZEMAN	MONTANA	59715	UNITED STATES
PARIS, FRANCE	C/O NAYAK AIRCRAFT SERVICES	WFS/SFS ROISSY HANDLING CDG	ZONE DE FRET 4 BAT3520	32 RUE DES VOYELLES	95707 ROISSY CDG	-Select-	95707	FRANCE
CHARLESTON	COORDINATOR - PRODUCTION CONTROL	304 GRAVES ST. BLDG 543	F117 C-17 ENGINE MAINTENANCE	CHARLESTON AIR FORCE BASE	CHARLESTON	SOUTH CAROLINA	29404	UNITED STATES
CEDAR RAPIDS	ATTN: CINDY BOHLKEN	2121 ARTHUR COLLINS PKWY	.	.	CEDAR RAPIDS	IOWA	52404	UNITED STATES
CHARLOTTE	STATION MANAGER	CHARLOTTE DOUGLAS AIRPORT	(null)	(null)	CHARLOTTE	NORTH CAROLINA	28219	UNITED STATES
COLUMBUS	STATION MANAGER	PORT COLUMBUS INTL AP	(null)	(null)	COLUMBUS	OH	43219	UNITED STATES
CORPUS CHRISTI	STATION MANAGER	INTERNATIONAL AIRPORT	606 INTERNATIONAL DR	(null)	CORPUS CHRISTI	TX	78410	UNITED STATES
CHENGDU	China National Aviation Import & Export Southwest	Shuangliu Airport, Chengdu	United Airlines	Attn: Luo Jianfei, TE 00862864550027	CHENGDU	-Select-		PEOPLES REPUBLIC OF CHINA

Schedule I - 3

COVINGTON	AIRBOARNE MAINTENANCE & ENGINEERING SERVICES (AMES)	145 HUNTER DRIVE	2066 RECEIVING	ATTN: UAL GLENN PENN	WILLMINGTON	OH	45177	UNITED STATES
COZUMEL	ATTN: STATION MANAGER	COZUMEL INTERNATIONAL AIRPORT	(null)	(null)	COZUMEL	-Select-		MEXICO
WASHINGTON D.C.	Line Maintenance	106 Air Cargo Rd	Washington National Airport	(null)	Washington	DISTRICT COLUMBIA	20001	UNITED STATES
NEW NELHI, INDIA	C/O BHARAT AVIATION	PIER A11, APRON LEVEL	TERMINAL 3	IGI AIRPORT	NEW DELHI	XX		INDIA
DALLAS	ATTN: LINE MAINTENANCE	2417 N. SUPPORT DRIVE	(null)	(null)	DALLAS	TEXAS	75261	UNITED STATES
DULUTH	Duluth International Airport	4600 Stebner Road	.	.	Duluth	MINNESOTA	55811	UNITED STATES
DES MOINES	DES MOINES AIRPORT	.	.	.	DES MOINES	IOWA	80321	UNITED STATES
DETROIT	LINE MAINTENANCE	DETROIT METRO AIPORT	601 ROGELL DRIVE	SUITE 1103E	DETROIT	MICHIGAN	48242	UNITED STATES
DUBLIN, ENGLAND	C/O DELTA AIRLINES MX DEPT.	PIER E	TERMINAL 2	DUBLIN AIRPORT	CO. DUBLIN	(null)	.	IRELAND
EDINGBURGH, SCOTLAND	C/O BRITISH AIRWAYS ENG.	SOUTH EAST PEIR	TERMINAL BUILDING	EDINBURGH AIRPORT	EDINBURGH	XX	.	SCOTLAND
EL PASO	STORES/RECEIVING	EL PASO INTL AIRPORT	6600 AIRPORT ROAD	(null)	EL PASO	TEXAS	79925	UNITED STATES
EUGENE	STATION MANAGER	EUGENE MAHLON SWEET ARPT	90550 GREENHILL RD	(null)	EUGENE	OREGON	97402	UNITED STATES
FAIRBANKS	United Airlines-Cargo	6302 Old Airport Way	(null)	ATT: Tabitha Taylor	Fairbanks	ALASKA	99709	UNITED STATES
FRESNO	STATION MANAGER	5175 E CLINTON	FRESNO AIR TERMINAL	(null)	FRESNO	CA	93727	UNITED STATES
ROME, ITALY	C/O NAYAK AIRCRAFT SERVICES	EDIFICIO 33A - VARCO DOGANALE 1	VIA FRANCESCO DE PINEDO SNC	AEROPORTO FLUMICINO, 00054 FLUMICINO	ROMA	-Select-		ITALY
FORT LAUDERDALE	UNITED AIRLINES LINE MAINTENANCE	3519 SW 2ND AVENUE, BAY #7	.	.	FORT LAUDERDALE	FLORIDA	33315	UNITED STATES
FRANFURT, GERMANY	C/O Kuehne & Nagel (AG & CO) KG	Aerospace Department	.	Cargo City South / Bldg. 554	60549 Frankfurt	-Select-		GERMANY
GRAND CAYMEN	ATTN: STATION MANAGER	OWEN ROBERTS INT’L AIRPORT	.	.	GRAND CAYMEN	(null)		CAYMAN ISLANDS
GUADELAJARA	ATTN: MAINTENANCE SUPERVISOR	AEROPUERTO INTL DE GUADALAJARA	CARRETERA GUADALAJARA	CHAPALA KM 17.5	TLAJOMULCO DE ZUNIGA	-Select-	45659	MEXICO
SPOKANE	UNITED AIRLINES GEGOZ	9000 AIRPORT DR.	.	.	SPOKANE	WASHINGTON	99224	UNITED STATES
GLASGOW, SCOTLAND	C/O SR TECHNICS UK LIMITED	GLASGOW AIRPORT	EAST PIER, ROOM E20	GROUND FLOOR - INTL PIER	PAISLEY PA3 2ST	XX		SCOTLAND
GRAND RAPIDS	BEN ORANGE	C/O UNITED AIRLINES	5500 44TH STREET SE	.	GRAND RAPIDS	MICHIGAN	49512	UNITED STATES
GREAT FALLS	STATION MANAGER	GREAT FALLS INTL AIRPORT	(null)	(null)	GREAT FALLS	MT	59401	UNITED STATES
GUATEMALA CITY, GUATEMALA	COPA	AEROPUERTO INTERNACIONAL	LA AURORA, ZONA 13,2 NIVEL	ALA NORTE, OFICINA 2LA17	GUATEMALA CITY	XX		GUATEMALA
GENEVA, SWITZERLAND	United Airlines C/O SR Technics Switzerland	Technical Store GVA	17 ROUTE DE PRE-BOIS	GENEVA AIRPORT	GENEVA-COINTRIN	-Select-		SWITZERLAND
HAMBURG, GERMANY	C/O LUFTHANSA TECHNIK AG	HAM UE/S Betriebsleitstand G. 210 R. 138	WEG BEIN JAGER 193	D-22335 Hamburg	HAMBURG	-Select-		GERMANY
HAVANA, CUBA	Jose Marti International Airport	Avenida Rancho Boyeros	Jose Marti Int’l Airport, Avenida Rancho Boyeros	.	La Habana	-Select-		CUBA
HAYDEN	MOUNTAIN AIRCRAFT MAINTENANCE	3693 AIRPORT CIRCLE	HANGAR C2 (PO BOX 772114 FOR	MAIL)	STEAMBOAT SPRINGS	COLORADO	80477	UNITED STATES
HONG KONG	C/O HAECO, LTD.	BASE MAINTENANCE DIVISION	80 SOUTH PERIMETER ROAD	HONG KONG INTL AIRPORT	LANTAU	-Select-		HONG KONG
WICHITA	STATION MANAGER	MID CONTINENT AIRPORT	(null)	(null)	WICHITA	KANSAS	67209	UNITED STATES
INDIANAPOLIS	STATION MANAGER	INDANAPOLIS INTL AIRPORT	2500 S HIGHSCHOOL RD	(null)	INDIANAPOLIS	INDIANA	46241	UNITED STATES
HILO	ATTN: ALOHA CARGO MX	2350 KEKUANAOA ROOM 24	.	.	HILO	HAWAII	96720	UNITED STATES
JACKSON HOLE	STATION MANAGER	JACKSON HOLE MUNICIPAL AIRPORT	(null)	(null)	JACKSON HOLE	WYOMING	83001	UNITED STATES
JACKSONVILLE	ATTN: STATION MGR	JACKSONVILLE INTL AIRPORT	AIR CARGO BLDG #1	(null)	JACKSONVILLE	FLORIDA	32229	UNITED STATES
KEFLAVIK, ICELAND	C/O GMT EHF BUILDING 881	235	KEFLAVIK INTERNATIONAL AIRPORT	.	KEFLAVIK	-Select-		ICELAND
KAILUA-KONA	ATTN: UAL KOAMM	KEAHOLE-KONA INT’L AIRPORT	73-200 KUPIPI STREET	.	KAILUA-KONA	HAWAII	96740	UNITED STATES
LIHUE	ATTN: UAL LIHMM	LIHUE INT’L AIRPORT	3901 MOKULELE LOOP #23	.	LIHUE	HAWAII	96766	UNITED STATES
LIMA, PERU	ATTN: STATION MANAGER	(null)	MEZZANINE	JORGE CHAVEZ INT’L AIRPORT	LIMA	-Select-		PERU
LISBON, PORTUGAL	C/O NAYAK ENGINEERING	ATTN: STATION MAINTENANCE MANAGER	ALAMEDA DAS COMUNIDADES PORTUGUESAS	1700-008	LISBON	-Select-		PORTUGAL
MADRID, SPAIN	C/O BRITISH AIRWAYS ENG	TERMINAL 1	Office 42211	AEROPUERTO ADOLFO SUAREZ MADRID BARAJAS	MADRID	-Select-	28042	SPAIN

Schedule I - 4

MANCHESTER, ENGLAND	ATTN: STATION MANAGER	WORLD FREIGHT TERMINAL	ROOM 112 BUILDING 302	WORLD FREIGHT TERMINAL	MANCHESTER	X	M90 5PD	ENGLAND
MONTEGO BAY	ATTN: STATION MGR	SANGSTER INTL AIRPORT	.	.	MONTEGO BAY	(null)		JAMAICA
MCITERDMC, UNITED STATES	UNITED AIRLINES - MCI	AIRPORT OPERATIONS AND CARGO	67 BEIRUT CIRCLE	(null)	KANSAS CITY	MISSOURI	64153	UNITED STATES
MELBOURNE	United Airlines-MELJX	International Terminal Building	Tullamarine Airport	(null)	Melbourne	(null)	3043	AUSTRALIA
MEMPHIS	UNITED AIRLINES MEMJX	2941 WEST WINCHESTER	.	.	MEMPHIS	TENNESSEE	38116	UNITED STATES
MCALLEN	STATION MANAGER	MC ALLEN INTL AIRPORT	(null)	(null)	MCALLEN	TEXAS	78503	UNITED STATES
MEDFORD	STATION MANAGER	MEDFORD-JACKSON COUNTY AIRPORT	3650 BIDDLE ROAD	(null)	MEDFORD	OREGON	97504	UNITED STATES
MANAGUA, NICARAGUA	CARRETERA NORTE KM 11	AEROPUERTO INTERNACIONAL	A. C. SANDINO	MANAGUA	MANAGUA	-Select-		NICARAGUA
MIAMI	LINE MAINTENANCE	CONCOURSE H-7	MIAMI INTERNATIONAL AIRPORT	.	MIAMI	FLORIDA	33299	UNITED STATES
MERIDA	CANCUN FORWARD & TRANSIT CARGO	AEROPUERTO INT’L CD	DE MERIDA KM 4.5 CARRET	MERIDA-UMAN	MERIDA	YU	97291	MEXICO
MILWAUKEE	STATION MANAGER	GENERAL MITCHELL FIELD	5300 SOUTH HOWELL	(null)	MILWAUKEE	WI	53207	UNITED STATES
MINNEAPOLIS	STATION MANAGER	INT’L AIRPORT	(null)	(null)	Minneapolis - St. Paul	MINNESOTA	55111	UNITED STATES
NEW ORLEANS	UNITED AIRLINES / TECH OPS	BLDG #5, WEST ACCESS ROAD	LOUIS ARMSTRONG INT’L AIRPORT	(null)	KENNER	LOUISIANA	70062	UNITED STATES
MUNICH, GERMANY	C/O DELTA AIRLINES, DEPT. 250	LINE MAINTENANCE	F. J. STRAUSS AIRPORT	POSTBOX 241241	MUNICH	-Select-	85331	GERMANY
MILAN, ITALY	NAYAK ITALY - MAGAZZINO TECNICO	STRADA PROVINCIALE NO. 52	.	21010 VIZZOLA TICINO (VA) - ITALY	FERNO	-Select-	99999	ITALY
MYRTLE BEACH	JIM GRABILL	1100 JETPORT ROAD	.	.	MYRTLE BEACH	SOUTH CAROLINA	29577	UNITED STATES
MAZATLAN, MEXICO	ATTN: LINE MAINTENANCE	AEROPUERTO INTL DE MAZATLAN	LOBBY PRINCIPAL	CARR. INTL. AL SUR S/N	MAZATLAN	SN	82269	MEXICO
NASSAU	UNITED AIRLINES, INC	LYDEN PINDLING INTERNATIONAL AIRPORT	.	.	NASSAU	-Select-		BAHAMAS
TOKONAME	STATION OPERATIONS	PASSENGER TERMINAL BUILDING 3F	MN 01-3312	1-1 CENTRAIR	TOKONAME-CITY	AICHI PREFECTURE	479-0991	JAPAN
OAKLAND	STATION MANAGER	OAKLAND INTL AIRPORT	ONE AIRPORT DR	(null)	OAKLAND	CA	94621	UNITED STATES
KAILUA-KONA	C/O UNITED AIRLINES CARGO	ATTN: UAL OGGMM	871 HALEAKALA HWY	.	KAHULUI	HAWAII	96732	UNITED STATES
OKLAHOMA CITY	STATION MANAGER	WILL ROGERS WORLD AIRPORT	7100 TERMINAL DRIVE	(null)	OKLAHOMA CITY	OKLAHOMA	73159	UNITED STATES
OMAHA	STATION MANAGER	EPPLEY AIRFIELD	(null)	(null)	OMAHA	NEBRASKA	68119	UNITED STATES
ONTARIO	STATION MANAGER	INTERNATIONAL AIRPORT	(null)	(null)	ONTARIO	CALIFORNIA	91761	UNITED STATES
PORTO, PORTUGAL	c/o LAS - Louro Aeronaves e Serviços, Lda.	Estrada do Freixieiro (N107)	Edificio Técnico	Aeroporto Francisco Sá Carneiro	4471 Maia	-Select-	4471	PORTUGAL
NORFOLK	ATN: JEFF CARTWRIGHT	NORFOLK INTL AIRPORT	(null)	(null)	NORFOLK	VA	23518	UNITED STATES
WEST PALM BEACH	STATION MANAGER	WEST PALM BEACH INTL AIRPORT	(null)	(null)	WEST PALM BEACH	FLORIDA	33406	UNITED STATES
PITTSBURG	STATION MANAGER	GREATER PITTSBURG INTL AIRPORT	(null)	(null)	PITTSBURG	PENNSYLVANIA	15231	UNITED STATES
PROVIDENCIALES	C/O FLIGHT SUPPORT, LTD.	PROVIDENCIALES INT’L AIRPORT	INTERISLAND AVIATION WAY	ATTN: ALFRED MALEK	PROVIDENCIALES	-Select-	99999	TURKS AND CAICOS ISLANDS
PENSACOLA	2430 Airport Blvd	.	.	.	PENSACOLA	FLORIDA	32504	UNITED STATES
PUERTO PLATA	UNITED AIRLINES INC.	AEROPUERTA DE PUERTO PLATA	.	.	PUERTO PLATA	(null)	99999	DOMINICAN REPUBLIC
PORT OF SPAIN	AMERICAN AIRLINES	ATTN: SIEWDAIL RAMNARINE	PIARCO INT’L AIRPORT	WEST INDIES	PIARCO	WI	99999	TRINIDAD
PALM SPRINGS	STATION MANAGER	PALM SPRINGS INTL AIRPORT	3400 E TAHQUITZ CANYON WAY	SUITE 14	PALM SPRINGS	CALIFORNIA	92262	UNITED STATES
PANAMA	TERMINAL / UAL LINE MAINT. OFFICE	SATELITE “B” LOWER LEVEL	.	TOCUMEN INTL AIRPORT	PANAMA CITY	-Select-	999999	PANAMA
HIGUEY-PUNTA CANA	C/O E.T. Heinsen	Attn: Alexis Marte	Punta Cana International Airport	.	Punta Cana	-Select-	99999	DOMINICAN REPUBLIC
PROVIDENCE	C/O FOOD ADVISORY ASSOC. INC.	125 CONANICUS AVENUE	(null)	(null)	JAMESTOWN	RI	02835	UNITED STATES
SHANGHAI, CHINA	China Eastern Aviation Import and Export Corp	Shanghai Eastern Public Bonded Warehouse	2nd Logistics Centre Area Number 104	UAL-PVGJX Attn: Wu Kan, TE; 008602122335045	Shanghai	-Select-	201207	PEOPLES REPUBLIC OF CHINA
PUERTA VALLARTA	AEROPUERTO INTL G. DIAZ ORDAZ	KM 7.5 CARRERTERA TEPIO	(null)	(null)	PUERTO VALLARTA	JL	48310	MEXICO
PORTLAND MAIN	GINA HOLLAND	1001 WESTBROOK	.	.	PORTLAND	MAINE	04102	UNITED STATES
RALEIGH/ DURHAM	STATION MANAGER	RALEIGH DURHAM AIRPORT	(null)	(null)	RALEIGH	NORTH CAROLINA	27623	UNITED STATES

Schedule I - 5

RICHMOND	DANIEL MORRIS	AERO INDUSTRIES	CRS BIER466C	.	RICHMOND	VIRGINIA	999999	UNITED STATES
RENO	STATION MANAGER	AMERICA WEST AIRLINES	RENO CANNON INT’L AIRPORT	2001 EAST PLUM LANE	RENO	NEVADA	89502	UNITED STATES
ROCHESTER	STATION MANAGER	GREATER ROCHESTER INTL A/P	1200 BROOKS AVE	(null)	ROCHESTER	NEW YORK	14624	UNITED STATES
FORT MYERS	ATTN: STATION MANAGER	S W FLORIDA INTL AIRPORT	11000 TERMINAL ACCESS ROAD	SUITE 8680	FORT MYERS	FLORIDA	33913	UNITED STATES
ROATAN, HONDURAS	Attn: Station Manager	Aeropuerto Juan Manuel Galvas Islas De La Bahia	(null)	(null)	Roatan	(null)	99999	HONDURAS
SAN SALVADOR, EL SALVADOR	Attn: Station Manager	El Salvador International Airport	(null)	(null)	San Salvador	(null)	9	EL SALVADOR
SAN PEDRO SULA, HONDURAS	UNITED AIRLINES, INC.	ATTN: STATION MANAGER	4TA AVE. 1 Y 2 CALLE N.O.	P.O. BOX 3130	SAN PEDRO SULA	(null)	99999	HONDURAS
SAN ANTONIO	United Airlines/VT-SAA warehouse	9800 John Saunders Road	.	.	San Antonio	TEXAS	78216	UNITED STATES
SAVANNAH	Arnetta Gilbert, Station Manager, DGS	Savannah Hilton Head International Airport	United Ticket Counter	414 Airways Avenue	Savannah	GEORGIA	31408	UNITED STATES
SANTA BARBARA	STATION MANAGER	SANTA BARBARA MUNICIPAL	AIRPORT	(null)	SANTA BARBARA	CA	93101	UNITED STATES
SANTIAGO, CHILE	SCL MAINTENANCE LTD	CAPITAN MANUEL AVALOS 1828	PUDAHUEL	COMODORO ARTURO MERINO BENITEZ INTL.	SANTIAGO	-Select-	999999	CHILE
SANTO DOMINGO	TALLERRES AERONAUTICOS DEL CAR	MADRE MAZARELLO #8	MARIA AUXILADORA	SANTO DOMINGO RD	SANTO DOMINGO	X	99999	DOM REP
SINGAPORE	C/O SINGAPORE AIRLINES, LTD.	ENGINEERING SUPPLIES RECEIPTS SECTION	ISQ BUILDING,	AIRLINE HOUSE - 25 AIRLINE RD.	SINGAPORE	-Select-	819829	SINGAPORE
SAN JOSE	STATION MANAGER	MUNICAPAL AIRPORT	1661 AIRPORT BLVD	(null)	SAN JOSE	CALIFORNIA	95110	UNITED STATES
SAN JOSE DEL CABO, MEXICO	ATTN: LINE MAINTENANCE	AERO. INT’L DE LOS CABOS	CARRETERA TRANSPENINSULAR	KM 43.5	SAN JOSE DEL CABO	BC	23400	MEXICO
SAN JOSE, COSTA RICA	ATTN: STATION MANAGER	AEROPUERTO JUAN SANTAMARIA	APDO 13-4003	.	ALAJUELA	(null)	99999	COSTA RICA
TRAVERSE CITY	Attention United Airlines ticket counter	727 Fly don’t Drive	.	.	Traverse City	MICHIGAN	49686	UNITED STATES
SAN JUAN, PUERTO RICO	SJUJX-Remote Stores	Luis Munoz Marin International Airport	(null)	(null)	San Juan, Puerto Rico	PUERTO RICO	00937	UNITED STATES
SAINT KITTS AND NEVIS	C/O TDC Handling Services	St. Christopher Air & Sea Ports Authority (SCASPA)	.	St. Kitts, W.I.	Bird Rock	-Select-	99999	SAINT KITTS AND NEVIS
SALT LAKE CITY	STATION MANAGER	INTERNATIONAL AIRPORT	(null)	(null)	SALT LAKE CITY	UTAH	84122	UNITED STATES
SANTA ANA	STATION MANAGER	JOHN WAYNE AIRPORT	18601 AIRPORT WAY, SUITE 207	(null)	SANTA ANA	CALIFORNIA	92707	UNITED STATES
SHANNON, IRELAND	C/O LUFTHANSA TECHNIK SHANNON LTD	BALLYCALLY	SHANNON AIRPORT	SHANNON	CO CLARE	-Select-	V95K097	IRELAND
SAIPAN	STATION MANAGER	(null)	(null)	(null)	SAIPAN	(null)	(null)	N MARIANAS
SARASOTA	STATION MANAGER	SARASOTA/BRADEN AIRPORT	6000 AIRPORT CIR	(null)	SARASOTA	FLORIDA	34243	UNITED STATES
SANTIAGO	ATTN: STATION MANAGER	AEROPUERTO INTERNATIONAL DE. CIBAO	LICEY	UVERAL	SANTIAGO	-Select-	99999	DOMINICAN REPUBLIC
ST. LOUIS	STATION MANAGER	LAMBERT FIELD	(null)	(null)	ST LOUIS	MISSOURI	63145	UNITED STATES
ST. THOMAS	C/O Worldwide Flight Services	CYRIL E. KING AIRPORT	ATT:Joanne Bohr / Victor Barry	ST. THOMAS	Virgin Islands	-Select-	99999	UNITED STATES
ST. MAARTEN	HALLEY TRAVEL	PRINCESS JULIANA AIRPORT		Phillipsburg	ST. MAARTIN	-Select-	99999	-Select-
SYRACUSE	CONTRACT MAINTENANCE	1000 COLONEL EILEEN COLLINS BLVD	.	.	SYRACUSE	NEW YORK	13212	UNITED STATES
TEGUCIGALAPA, HONDURAS	C/O INGESA	ADPO POSTAL #807 INTL A/P	TEGUCIGALPA	HONDURAS, C.A.	TEGUCIGALPA	HO	99999	HONDURAS
TEL AVIV	FAO: MAINTENANCE DEPARTMENT	TERMINAL 3, 4TH FLOOR	ROOM OF4 400B1	DAVID BEN GURION AIRPORT	TEL AVIV	-Select-	70100	ISREAL
TULSA	STATION MANAGER	TULSA INTL AIRPORT	7777 E APACHE	(null)	TULSA	OKLAHOMA	74115	UNITED STATES
TUSCON	STATION MANAGER	TUSCON INTL AIRPORT	(null)	(null)	TUSCON	ARIZONA	85706	UNITED STATES
BERLIN, GERMANY	Direct Maintenance GmbH	Gebäude N1-0 Raum 0/05d	Flughafen Berlin Tegel	FLUGHAFEN	BERLIN	-Select-	13405	GERMANY
KNOXVILLE	STATION MANAGER	MCGHEE TYSON AIRPORT	2055 ALCOA HWY	.	ALCOA	TENNESSEE	37701	UNITED STATES
QUITO	ATTN: LINE MAINTENANCE	ARPT INTL MARISCAL SUCRE	TERMINAL SALIDAS	INTL 2DO PISO	QUITO	X	99999	EQUADOR
ST. LUCIA	C/O MR. AARON GRANT	GENERAL MANAGER	CARIBBEAN DISPATCH SERVICES, LTD.	HEWANORRA INTERNATIONAL AIRPORT	VIEUX FORT	-Select-	99999	SAINT LUCIA
VENICE, ITALY	C/O ALITALIA LINE MAINTENANCE	FABRIZIO SCALONE	VENICE, MARCO POLO INTERNAT’L AIRPORT	VIALE G. GALILEI 30/1, I-30173, TESSERA	VENICE	-Select-	999999	ITALY
EDMONTON, CANADA	UNITED AIRLINES, INC	3475 - 1000 AIRPORT ROAD	EDMONTON INTERNATIONAL AIRPORT	(null)	EDMONTON	ALBERTA	T9E0V3	CANADA
GANDER, CANADA	BRIGGS AERO, GANDER	PO BOX 574	NEWFOUNDLAND	(null)	GANDER	XX	A1V2E1	CANADA

Schedule I - 6

VANCOUVER, CANADA	MAINTENANCE SUPPORT	ROOM C3921	VANCOUVER INTERNATIONAL AIRPORT	.	RICHMOND	BC	V7B1T8	CANADA
CALGARY, CANADA	DEPARTURES LEVEL	2000 AIRPORT ROAD NE	CALGARY ALBERTA	CANADA T2E6W5	CALGARY	XX	T2E6W5	CANADA
GOOSE BAY, CANADA	GOOSE BAY AIRPORT	6 VULCAN ROAD	.	.	HAPPY VALLEY - GOOSE BAY	NF	A0P1C0	CANADA
ST. JOHNS, CANADA	ATT: CONTINENTAL EXPRESS	ST. JOHNS INT AIRPORT	TERMINAL BUILDING 80	AIRPORT TERMINAL ACCESS ROAD	ST. JOHNS (NFLD)	XX	A I A 5T2	CANADA
TORONTO, CANADA	SWISSPORT CANADA HANDLING INC.	6500 SILVER DART DRIVE, CORE G	.	.	MISSISSAUGA	ONTARIO	L5P1A2	CANADA
SIHUATANEJO	STATION MANAGER	ZIHUATANEJO INT’L AIRPORT	ZIHUATANEJO MEXICO	(null)	ZIHUATANEJO	MX	MEXICO	MEXICO
ZURICH, SWITZERLAND	SR Technics Switzerland Ltd	Line Maintenance Store	Building M2 0-142	8058 Zurich Airport	Zurich	-Select-	8058	SWITZERLAND

BASE MATERIAL INFORMATION

XMN	UNITED AIRLINES, INC C/O TAIKOO(XIAMEN) AIRCRAFT ENGINEERING CO. LTD 20 DAILIAO ROAD, C/O HONGXIN XIAMEN CHINA

MIB	UNITED AIRLINES, INC C/O AAR, INC 5300 NW 36TH ST. BUILDING 850
	MIAMI	FL
	33122	USA

GYR	UNITED AIRLINES, INC AEROTURBINE 1658 SOUTH LITCHFIELD ROAD
	GOODYEAR	AZ
	85338	USA

LCQ	UNITED AIRLINES, INC PO BOX 1687
	LAKE CITY	FL
	32056	USA

SAB	UNITED AIRLINES, INC C/O VT-SAA 9800 JOHN SAUNDERS RD
	SAN ANTONIO	TX

Schedule I - 7

	78216	USA

INT	UNITED AIRLINES, INC NORTH STATE AVIATION HOLDING ATTN:UNITED AIRLINES MATERIAL 4001 N LIBERTY ST
	WINSTON SALEM	NC
	27105	USA

TPM	UNITED AIRLINES, INC. AIRBORNE MAINTENANCE & ENGR DBA PEMCO WORLD AIR SERVICES ATTN: UNITED MATERIALS 4102 NORTH WESTSHORE BLVD
	TAMPA	FL
	33614	USA

TUP	UNITED AIRLINES, INC. TUPELO REGIONAL AIRPORT 2704 W JACKSON ST.
	TUPELO	MS
USA

CWL	UNITED AIRLINES, INC GE AIRCRAFT ENGINE SERVICES CAERPHILLY RD, NANTGARW CARDIFF
	SOUTH GLAMORGAN	UNITED KINGDOM

ILN	UNITED AIRLINES, INC. C/O AIRBORNE MAINT & ENG SERV 145 HUNTER DRIVE, 2066 RECEIVG
	WILMINGTON	OH
	45177	USA

SDF	UNITED AIRLINES, INC STANDIFORD FIELD AIRPORT 6 STANDIFORD FIELD
	LOUISVILLE	KY
	40209	USA

Schedule I - 8

SMF	UNITED AIRLINES, INC. SACRAMENTO INTL AIRPORT 6922 AIRPORT BLVD
	SACRAMENTO	CA
	95837	USA

ABE	UNITED AIRLINES, INC. LEHEIGH VALLEY INT’L AIRPORT 3311 AIRPORT RD.
	ALLENTOWN	PA
	18103	USA

RFD	UNITED AIRLINES, INC. C/O AAR AIRCRAFT SERVICES 6150 CESSNA DRIVE
	ROCKFORD	IL
	61109	USA

IGM	UNITED AIRLINES, INC. ATTN: STATION MANAGER KINGMAN MUNICIPAL AIRPORT
	KINGMAN	AZ
USA

HAJ	UNITED AIRLINES, INC ATT: MATERIALS RECEIVING MTU MAINTENANCE HANNOVER GMBH MUENCHNER STRASSE 31
30855 LANGENHAGEN
	HANNOVER	GERMANY

CWF	UNITED AIRLINES, INC C/O AAR 1945 MERGANSER STREET
	LAKE CHARLES	LA
	70615	USA

VCV	UNITED AIRLINES, INC ATTN: UA MX REP C/O INTERNATIONAL AEROSPACE COATING D/S/C: 2-87-00 13640 PHANTOM ROAD

Schedule I - 9

	VICTORVILLE	CA
	92394	USA

MDE	UNITED AIRLINES INC AVIANCA SA DESCARGUE DIRECTO/ ENTREGA URGENTE AEROPUERTO INTL EL DORADO
	BOGOTA	COLOMBIA

Schedule I - 10